UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2007

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On April 3, 2007, the Compensation Committee of the Board of Directors of Pegasystems Inc. (the "Company") approved the 2007 Section 16 Officers Corporate Incentive Compensation Plan (the "Incentive Plan") and the 2007 incentive bonus targets and base salaries for the Company's executive officers (the "Executive Officers").

The Incentive Plan period runs from January 1, 2007 through December 31, 2007. The Incentive Plan is designed to establish a pool of funds to be used for making cash incentive compensation payments to the Executive Officers if the Company achieves certain performance targets during 2007. This target is measured based on two factors: (1) the extent to which the Company achieves the corporate financial goals approved by its Board of Directors in connection with setting the 2007 annual budget (with these financial goals being weighted 70% toward achievement of the target); and (2) the extent to which the Company achieves the qualitative strategic goals approved by its Board of Directors as part of the Company's annual strategic planning (with these strategic goals being weighted 30% toward achievement of the target).

The Incentive Plan will be fully funded at target payment levels when 100% of the corporate performance target is met, in the aggregate. The Incentive Plan will not be funded at all if less than 70% of the target is met, in the aggregate. Between 70% and 100% attainment of the performance target, funding will be made at the actual level of attainment. If the performance target is exceeded, for every 1% achievement above the target, an additional 2% is funded, up to a maximum funding of 200% of the target payment levels.

Once the Incentive Plan is funded, 50% of the actual incentive compensation paid to each Executive Officer will be made at the funding percentage. The remaining 50% of the actual incentive compensation paid to each Executive Officer will be adjusted by an individual performance adjustment, to reflect the individual Executive Officer's level of contribution to the Company's strategic goals, as determined by the Chief Executive Officer, in his discretion.

The foregoing summary description of the Incentive Plan is qualified in its entirety by reference to Exhibit 99.1 to this Current Report on Form 8-K.

The base salaries and individual bonus targets for 2007 for the Executive Officers are attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

99.1 2007 Section 16 Officers Corporate Incentive Compensation Plan.

99.2 2007 Section 16 Officers Base Salaries and Target Bonus Percentages.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: April 09, 2007	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	2007 Section 16 Officers Corporate Incentive Compensation Plan
EX-99.2	2007 Section 16 Officers Base Salaries and Target Bonus Percentages